UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 24, 2009

NOVADEL PHARMA INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32177	22-2407152
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

25 Minneakoning Road
Flemington, New Jersey  08822
 (Address of principal executive offices) (Zip Code)

(908) 782-3431
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

On December 24, 2009, NovaDel Pharma Inc. (the “Company”) issued a press release announcing that its common stock would begin trading on the Over-the-Counter Bulletin Board (“OTCBB”) on December 24, 2009 under the trading symbol “[NVDL]”. The final day of trading on NYSE Amex, LLC (“Amex”) was December 23, 2009.

As previously disclosed on a Current Report on Form 8-K filed on December 3, 2009, the Company had announced its intention to voluntarily delist its common stock from Amex and to file a Form 25 with the Securities and Exchange Commission on December 14, 2009.  As previously disclosed, the Board of Directors of the Company had approved the voluntary delisting of the Company’s common stock from Amex and the transfer of the listing to the OTCBB on October 15, 2009, subject to the Company’s review of certain events, which was subsequently ratified on December 2, 2009.

The press release announcing the Company’s transfer of listing is attached as Exhibit 99.1.

Item 9.01.                      Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release of NovaDel Pharma Inc., dated December 24, 2009, titled “NovaDel Announces Listing on OTC Bulletin Board.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaDel Pharma Inc.

By:	/s/ Steven B. Ratoff
Name:	Steven B. Ratoff
Title:	Chairman, Interim Chief Financial Officer, Interim President and Chief Executive Officer

Date:  December 28, 2009